UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LOTON, CORP

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7370 (Primary Standard Industrial Classification Code Number)	98-0657263 (IRS Employer Identification No.)

(Address, including zip code, Telephone and Facsimile Number including area code, of Registrant’s

Principal Executive Offices)

13499 Rue Huntington

Pierrefonds, QC H8Z1G3

Canada

Telephone (438) 8701351

Facsimile (450) 9881288

(Name, Address including zip code and Telephone Number including area code of Resident Agent for Services)

Incorp Services, Inc.

375 North Stephanie St, Suite 1411

Henderson, Nevada 89014-8909

Tel. (702) 866-2500

Fax.  (702) 866-2689

pg. 1

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

               Large accelerated filer           |__| Accelerated filer |__|

 Non-accelerated filer    |__| Smaller reporting company      | X |

(Do not check if a smaller reporting company)

pg. 2

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	3,000,000	$0.03	$90,000	$6.42

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457.

        There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.03 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

pg. 3

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Loton, Corp

3,000,000 SHARES OF COMMON STOCK

     This is the initial offering of common stock of Loton, Corp and no public market currently exists for the securities being offered.  We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Alex Kuznetsov, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Kuznetsov will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $.03 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the Loton, Corp decides to do so, or (ii) when the offering is fully subscribed for.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.03	Not Applicable	$90,000
Total	$0.03	Not Applicable	$90,000

Loton, Corp is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Loton, Corp which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

pg. 4

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 15 BEFORE BUYING ANY SHARES OF LOTON, CORP’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED May 28, 2010

pg. 5

pg. 6

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “LOTON, CORP” REFERS TO LOTON, CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

LOTON, CORP

     Loton, Corp was founded in the State of Nevada on December 28, 2009. We are a Montreal-based 3D studio and intend to provide 3D rendering, animation and architectural visualization services to architects, builders, advertising agencies, interior designers, home renovators, home owners and various sectors which have need of 3D visualization in Canada. Three-dimensional rendering and 3D modeling is accomplished by taking two-dimensional forms and giving them volume. Created with specialized software, the computer-generated images are used in a variety of fields including but not limited to movies, video games, science, geology and architecture. We are a development stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception. Our financial statements from inception (December 28, 2009) through the year ended April 30, 2010, reports no revenues and a net loss of $208.  Our independent registered public accountant has issued an audit opinion for Loton, Corp which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, the only operations we have engaged in are the development of a business plan and the execution of the service agreement with Safe Combined Traffic, Ltd (SCT). We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have very limited operating history.

Our principal office is located at 13499 Rue Huntington, Pierrefonds, QC H8Z1G3, Canada. Our telephone number is (438) 8701351, fax number is (450) 9881288.  We were incorporated on December 28, 2009 under the laws of the state of Nevada. Our fiscal year end is April 30.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

pg. 7

THE OFFERING

The Issuer:	Loton, Corp
Securities Being Offered:	3,000,000 shares of common stock
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Net Proceeds	$82,000
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Alex Kuznetsov.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

pg. 8

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of April 30, 2010
(Audited)
Balance Sheet
Total Assets	$3,991
Total Liabilities	$199
Stockholders’ Equity	$3,792

Period from December 28, 2009 (date of
inception) to April 30, 2010
(Audited)
Income Statement
Revenue	$-
Total Expenses	$208
Net Loss	$(208)

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

     We have not started our business. We need the proceeds from this offering that enable us, after paying the expenses of this offering, to initiate development on our website, purchase computers and software, begin negotiating with potential customers in North America, initiate the development of our marketing plans and initiate the development of marketing and support material such as business cards, brochures, flyers and catalogues.  We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

pg. 9

If we do not obtain additional financing, our business will fail.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We will need to obtain additional financing in order to complete our business plan because we currently do not have any operations and we have no income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

     We were incorporated on December 28, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $ 208 of which $34 is for bank charges and $174 is for an incorporation service fee. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find customers of our services in North America. We cannot guarantee that we will be successful in finding customers and in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

Because Mr. Kuznetsov, our sole Executive Officer and Director, is not a resident of the United States it may be difficult to enforce any liabilities against him.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Alex Kuznetsov, our sole Executive Officer and Director resides outside the United States. If a shareholder desired to sue, the shareholder would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

Because company’s headquarters are located outside the United States, U.S. Investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. Resident officer and director.

pg. 10

While we are organized under the laws of State of Nevada, our officers and director is a non-U.S. resident and our headquarters are located outside the United States.  Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Canada it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

Because Mr. Kuznetsov, our Chief Executive Officer and sole Director has no formal training in financial accounting and management, in the future, there may be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Our Chief Executive Officer and sole director Mr. Alex Kuznetsov has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

Because our sole officer and director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

     Our sole Chief Executive Officer  and director, Mr. Alex Kuznetsov, will only be devoting limited time to our operations. Mr. Kuznetsov intends to devote 30% of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Alex Kuznetsov from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Kuznetsov may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

If Mr. Alex Kuznetsov, our sole officer and director, should resign or die, we will not have a chief executive officer that could result in our operations suspending. If that should occur, you could lose your investment.

     We extremely depend on the services of our sole officer and director, Mr. Kuznetsov, for the future success of our business. The loss of the services of Mr. Kuznetsov could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

pg. 11

       Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our officer and director misappropriates the funds for their own use, you will lose your investment.

     Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

We face strong competition from larger and well established companies, which could harm our business and ability to operate profitably.

Our industry is competitive.  There are many different architectural visualization companies in North America and our services are not unique to their services. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

If we do not attract customers, we will not make a profit, which ultimately result in a cessation of operations.

     We have no customers.  We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.

Competition for potential customers is intense. Failure to compete will affect our financial condition.

Winning customers will be critical to our ability to grow our business.  Competition for potential customer accounts is intense.  Failing to obtain orders for our services from potential customers, for competitive reasons or otherwise, would materially adversely affect our operating results and financial condition.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

pg. 12

Our industry is cyclical and these fluctuations could have significant impact on our business volume during certain off peak months, and possibly cause our business to fail.

The architectural visualization business experiences economic cyclical fluctuations.  As of the time of this registration statement the construction industry in North America, which we significantly rely and depend on, was experiencing an economic down turn.  We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

Our revenue and profitability may be negatively affected by advances in technology that create alternate forms of architectural visualization.

The multimedia industry in general and the architectural visualization industry in particular continue to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology, we cannot accurately predict the overall effect that such changes may have on the potential revenue from and profitability of company’s services. Any future changes in technology may change the way we operate our business and add unforeseen costs to our business.

Because our sole officer and director will own 57.14% or more of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

If maximum offering shares will be sold, Mr. Kuznetsov, our sole officer and director, will own 57.14% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Kuznetsov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Because our auditors have raised a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

pg. 13

We may in the future issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

     Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 4,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We have not paid dividends and we do not expect to pay them in the foreseeable future.

      We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

      The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

pg. 14

When our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

      As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

     In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

     There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

 We have no experience as a public company.

     We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially and adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

pg. 15

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the payment of the estimated $8,000 cost of this registration statement to be paid from existing cash on hand.  If necessary, Alex Kuznetsov, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 33.33%, 66.67% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $90,000 as anticipated.

		$30,000	$60,000	$90,000
Gross proceeds		$30,000	$60,000	$90,000
Legal and Professional fees		$8,000	$8,000	$8,000
Net proceeds		$22,000	$52,000	$82,000

The net proceeds will be used as follows:
Website development		$3,000	$3,000	$5,000
Marketing and advertising		$1,000	$6,000	$8,000
Software purchase		$4,500	$4,500	$4,500
PCs purchase		$6,500	$12,000	$20,000
Establishing an office		$2,000	$4,000	$6,000
Salaries/Independent Contractor Fees	$		$15,000	$30,000
Audit, accounting and filing fees		$4,000	$4,000	$4,000
Other Expenses		$1,000	$3,500	$4,500

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, Alex Kuznetsov, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

pg. 16

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of April 30, 2010, the net tangible book value of our shares of common stock was $3,792 or approximately $0.0009 per share based upon 4,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $85,792 or approximately $0.0123 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0113 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0123 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 42.86% of the total number of shares then outstanding for which they will have made cash investment of $90,000, or $0.03 per share. Our existing stockholders will own 57.14% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,000.00 or $0.001 per share.

pg. 17

If Two-Third of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $55,792, or approximately $0.0093 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0083 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0093 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.03 per share. Our existing stockholders will own approximately 66.67% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,000.00 or $0.001 per share.

If One-Third of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $25,792, or approximately $0.0052 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0042 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0052 per share.

After completion of this offering investors in the offering will own 20% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholders will own 80% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,000.00 or $0.001 per share.

pg. 18

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0009
Potential gain to existing shareholders	$82,000
Net tangible book value per share after offering	$0.0123
Increase to present stockholders in net tangible book value per share
after offering	$0.0113
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	7,000,000
Percentage of ownership after offering	57.14%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Dilution per share	$0.0177
Capital contributions	$90,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	4.26%
Percentage of capital contributions by new investors	95.74%
Percentage of ownership after offering	42.86%

Purchasers of Shares in this Offering if Two-third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0207
Capital contributions	$60,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	6.25%
Percentage of capital contributions by new investors	93.75%
Percentage of ownership after offering	33.33%

Purchasers of Shares in this Offering One-third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0248
Capital contributions	$30,000
Percentage of capital contributions by existing shareholders	11.76%
Percentage of capital contributions by new investors	88.24%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20%

pg. 19

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     Loton, Corp has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional  3,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Alex Kuznetsov will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Kuznetsov is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Kuznetsov will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kuznetsov is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kuznetsov will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kuznetsov will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Loton, Corp will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

pg. 20

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Loton, Corp has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Loton, Corp will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180), unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We will not accept any money until this registration statement is declared effective by the SEC.

 Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to “Loton, Corp”

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

pg. 21

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

  We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations. Our cash balance is $3,991 as of April 30, 2010.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Alex Kuznetsov, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Kuznetsov, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we develop our website, purchase computer and software and implement our marketing plan. We believe our website will be operational 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholders in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months.

We will not begin operations until we raise money from this offering.

     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully attract enough customers to use our services we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

     If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we do not raise the maximum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last for more than a year, and also provide funds for growth strategy.

pg. 22

  If we do not obtain the maximum or less than 50% of the maximum proceeds, we may need to borrow additional funds to continue our business plan within next twelve months. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Alex Kuznetsov, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Other than as described in this paragraph, we have no other financing plans.

 No proceeds will be used as direct or indirect payments to Mr. Kuznetsov or his affiliates.

Plan of Operation

     We believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

Develop Our Website. Time Frame: 1st- 3rd months. Estimated Cost $3,000.

        Upon the completion of the offering, we intend to begin developing our website. Our director, Alex Kuznetsov will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us design and develop our website. We do not have any written agreements with any web designers at current time.  The website development costs, including site design and implementation will be approximately $3,000.  Updating and improving our website will continue throughout the lifetime of our operations.

pg. 23

Set up Office. Time Frame: 3rd-5th months. Estimated cost $2,000.

In third month after completion of our offering we plan to set up office in Canada and acquire the necessary equipment to begin operations. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment to begin operations. Our sole officer and director will handle our administrative duties.

Office requirements:

     Furnishings               $  400

     Filing                        $  400

     Print/Scan/Fax          $  900

     Phone                        $  100

     Misc                          $  200

Purchase PCs and Software. Time Frame: 5th-6th. Estimated cost $11,000.

After our office is established we intend to purchase computers and software necessary for our business. Purchase costs of 6 computers we plan on acquiring will be approximately $6,500. Autodesk® 3ds Max® Design software for architects, designers and visualization specialists costs approximately $3,500. V-Ray for 3DS Max rendering software cost is $1,000. Two computers will be used for architectural visualization projects; four for rendering services.

Negotiate service agreements with potential customers. Time Frame: 7th-12th months.

Once our website is operational and an office is established, we will begin to market our services. Initially, our sole officer and director, Mr. Kuznetsov, will look for potential customers. As of May 28, 2010 SCT is the only Canadian company with which we have signed a service agreement. We believe we should have the minimum of two additional service agreements negotiated within 30 days of setting up our office. Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

pg. 24

Commence Marketing Campaign. Time Frame: 8th-12th months. Estimated cost $2,000.

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new clients to us.

We also plan to attend shows and exhibitions in architectural and construction industries, which help architects, builders, advertising agencies, interior designers, home renovators, home owners and various sectors which have need of 3D visualization in Canada come face to face and find new business opportunities and partners. We intend to spend about $2,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Part-Time Architectural Visualization specialist. Time Frame: 10th-12th months. Estimated Cost $15,000.

If we sell at least two-third shares in this offering, we will hire one part-time architectural visualization specialist with good knowledge and broad connections to the architectural visualization industry. His job would be in the creation of high-quality architectural visualizations via 3D still and animated renderings, and 2D illustrations.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs	$1,000
Website development costs	3,000
PCs purchase	6,500
Software purchase	4,500
Audit and accounting fees	4,000
Office Set Up	2,000
Other	1,000
Total	$22,000

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

In summary, we should be in full operation and selling our product within 12 months of completing our offering. Until we start to sell our product, we do not believe that our operations will be profitable. If we are unable to attract customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

pg. 25

Alex Kuznetsov, our president will be devoting approximately 30% of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Kuznetsov has agreed to commit more time as required. Because Mr. Kuznetsov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on December 28, 2009 to April 30, 2010

     During the period we incorporated the company, and prepared a business plan. Our loss since inception is $208 of which $34 is for bank charges and $174 is for an incorporation service fee. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 12 months after we complete this offering.

     Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director for $4,000.

Liquidity and capital resources

       As of April 30, 2010, the Company had $3,991 cash and our liabilities were $199, comprising $199 owed to Alex Kuznetsov, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational.

       Since inception, we have sold 4,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

pg. 26

       To meet a small part of our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

      As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The company’s sole officer and director, Alex Kuznetsov, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

      Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $4,000.

      Management believes that if subsequent private offerings of our equity or debt securities generate sufficient funds so that we can complete our development program, we will likely generate revenue in the fall of 2011. However, such additional equity or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

       We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

pg. 27

      Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

      Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

BUSINESS

General

     We were incorporated in the State of Nevada on December 28, 2009. We have not started operations. We intend to provide 3D rendering, animation and architectural visualization services.  We have not generated any revenues and the only operation we have engaged in is the development of a business plan and execution of the service agreement with Safe Combined Traffic, Ltd. We maintain our statutory registered agent's office at 375 North Stephanie Street, Suite 1411, Henderson, Nevada 89014-8909. Our business office is located at 13499 Rue Huntington, Pierrefonds, QC H8Z1G3, Canada. Our telephone number is (438) 8701351, our fax number is (450) 9881288.

     We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Product

We intend to provide 3D rendering, animation and architectural visualization services and plan on using advanced computer technology to produce photo realistic 3D rendering, walk-through animation and 360 degree panorama. Our potential clients will include architects, builders, advertising agencies, interior designers, home renovators, home owners and various sectors which have need of 3D visualization.

Working from sketches to fully detailed plans, Loton, Corp will create high detail, high quality three-dimensional renderings. Our images and animations can be used for design and planning, property sales, buildings, and the effective communication of concepts to clientele.

pg. 28

Three-dimensional rendering and 3D modeling is accomplished by taking two-dimensional forms and giving them volume. Created with specialized software, the computer-generated images are used in a variety of fields including but not limited to movies, video games, science, geology and architecture. The field of architectural visualization covers a broad range of digital media and can be broken into certain categories:

1.Architectural Renderings. Single images from a single camera point of view. They show case single buildings, sites or structures, exterior or interior, color and texture of proposed materials, and the relationship with the surrounding buildings and landscape. Architectural renderings are convincing marketing tools to visualize and demonstrate certain aspects of a future building or apartment to its buyers.

2.Colored architectural floor plan illustrations. Architectural floor plans are needed to present a project correctly on paper and the screen. 3D's colored architectural plan illustrations are a combination of 2D plans and 3D visualization. The colored plans are used throughout the architectural visualization, from printed plans to interactive DVDs.

3.3D virtual reality architectural animations (also known as walk-through or fly-through animations) are short architectural movies created on a computer. Unlike an architectural rendering, which is a single image from a single camera point of view, an architectural animation is a series of hundreds or even thousands of still images made by a moving camera. When these thousands of images are assembled and played back they produce a movie effect much like a real movie camera except all images are artificially created by computer). (1)

(1) http://en.wikipedia.org/wiki/Architectural_animation

4.Movie editing for architectural visualization (editing of the final footage of architectural fly-through animations to have a high quality final presentation).

5.Videos and 360 degree panorama are the real world visualization tools and are used to describe existing buildings or sites. Video can be encoded in QuickTime or DivX format to be used in multimedia project presentations, DVDs or Websites. 360 degree panorama can be posted on a web site or inserted into a CD-Rom.

6.2D diagrams and illustrations can be used as supporting visual material. Large-sized printed posters with maps and diagrams can be useful at public presentations and consultations.

pg. 29

History of Architectural Visualization

Three-dimensional architectural visualization had been employed extensively by architects as a medium for explaining architectural concepts since the availability of computer-aided design. It had been proved to be a far more effective communication technique compared with the conventional methods such as technical drawings and lexical documentation. As architectural design became more complex and organic in nature, engineers were left to figure out how to actually build those structures. Without visualization and high end 3D graphics many of those designs simply could not be built. The goal behind the improvement of computer graphic (CG) was to convey ideas about a design from designers to clients, and sometimes for designers to better understand their own designs.

  The advancement of computer graphics technology and the development of advanced rendering software provided major assistance to architects and designers in visualizing and analyzing their designs. Improvement of CG software provided valuable service for most architectural and design professionals who used realistic images of the built environment, interactive animations, daylight studies and artificial lighting simulations to test design ideas within their design process.

Recently there has been an expansion of interest in visualization techniques that can be created more quickly and carry multiple meanings. Research is showing that non-photo realistic  images (NPR) offer advantages over photographs in fields such as medicine, architecture, entertainment, education, geography and publishing. Architects are, for example, designing graphics displays in operating rooms so doctors can read complex data as an image with just a glance (Fig.1)

pg. 30

Fig. 1: Non-photorealistic visualization.

 Sometimes the idea of project is to redesign/rearrange real buildings/places. Architects are given a location and a proposed usage based on real photos, then they rearrange them (fig. 2).

Fig. 2: Original photo and rearranged photo.

 Sometimes projects are so experimental and unrealistic that 3D tools become architectural, structural and cultural go-between. These tools help architects to reduce decision time and help to experiment with possibilities that they might not have considered before. (2)

(2) http://www.nbu.bg/PUBLIC/IMAGES/File/departments/informatics/Proekti/Proekt_Desi_Georgieva.pdf

pg. 31

3D Architectural Rendering Process

The process of 3d architectural visualization begins with the collection of all the documents necessary for the project such as AutoCAD drawings and photographs of the project, videos, images, reference materials, target audience and expected objectives. Once the documents are collected they are being reviewed and analyzed to evolve the right action plan to assure the best output. Then the script/storyboard is developed. The script should provide insight into the layout, lighting, camera paths and all the other key components of the project. Later the layout with landscape is being developed by the architectural visualization specialist. The texture (for a more realistic look) and appropriate lighting (for the enhancement of the layout with landscape) are the last touches applied to the shorts prior to 3D rendering. Later camera shots with the voice, music and effects are integrated and test rendering of the compiled walkthrough is done for the review. To ensure that high quality is maintained at all stages quality checks are done; if correction are not necessary rendering of the final compiled walk through for final delivery is done.

Providers of 3D architectural visualization service

North American architectural illustration companies, including Canadian, are leaders in 3D architectural visualization. In Canada only there are over 40 companies (http://www.canadianbusinessdirectory.ca/category.php?cat=140) providing 3D rendering, animation and architectural visualization services. Some of them specialize in still images and composites for architects, designers and promoters, interactive web models, and DVD production, while others work specifically in the field of 3D renderings and walk-through for commercial, industrial, institutional and residential projects.

One of the reasons for Canada to be a leader in architectural illustration is its very strong educational basis in 3D field. Some of the world well known Canadian schools specializing in 3D art are but not limited to: Edmonton Digital School, The Art Institute of Vancouver, Vancouver Film School, British Columbia Institute of Technology, National Animation and Design Centre of Montreal, Ontario College of Art and Design, Ottawa School of Art and Cyclone Arts & Technologies, 2D-3D Animation in Montreal offering a wide range of highly exceptional graduates to chose from.

pg. 32

All service providers use the most advanced computers and 3D/rendering computer software including but not limited to Autodesk 3ds Max Design for Design Visualization and AutoCAD® design and documentation software to create better designs, make informed decisions; test, refine, and validate concepts, market buildings and products that don not yet physically exist and V-Ray software for rendering purposes.

Marketing Our Product

We plan to market our services in Canada. Architectural visualization services we plan on providing are highly dependent on construction industry in Canada. As of the time of this registration statement the construction industry in Canada was experiencing an economic down turn.  But according to various analysts Canadian economy is expected not only to recover in 2010, but also to expand by 3.1% with the full impact of stimulus spending, historically low interest rates and improved credit markets all taking effect.(3)
According to Statistics Canada non-residential construction is expected to increase 7.2 per cent to $139.2 billion (4) increasing demand for architectural illustration and animation.

(3)http://www.financialpost.com/news-sectors/economy/story.html?id=2670361

(4)http://dcnonl.com/article/id37770

Initially, our services will be promoted by our President, Alex Kuznetsov. He will discuss our product with his friends and business associates. The marketing and advertising will be targeted to architects, builders, advertising agencies, interior designers, home renovators, home owners and various sectors which have need of 3D visualization in Canada. We intend to develop and maintain a database of potential clients who may want to use Loton’s services. We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals.

 We will market and advertise our product on our web site by showing its advantages over visualization services offered by other companies. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

We also plan to attend business shows in our industry to showcase our services with a view to find new customers.

We plan to expand our services to North American market in the future only when or if we have the available resources and growth to warrant it. Currently this option is highly questionable.

pg. 33

 Pro-forma Revenues

The company’s revenues will be what we charge our clients for our services. Prices for our service will depend on a number of factors including but not limited to:

- Size of the building (unit)

- Color combinations

- Material and finishes required

- Number of views

- Rendering or Animation

Estimated Prices for Architectural Rendering Services are:

1. Interior Eye Level Renderings (still images): CAD 210 each

2. Exterior Eye Level Renderings (still images): CAD 210 each

 Estimated Prices for Architectural Animation Services are:

1. Interior Walkthrough Animations: CAD 45 per second of animation length.

2. Exterior Walkthrough Animations: CAD 60 per second of animation length.

3. Interior + Exterior Walkthrough Animations: CAD 60 per second of animation length

These numbers are pro-forma in nature and are meant to show the capacity of the company without hiring additional employees and not a guarantee of future revenues.

The work flow for our architectural animation services will be as follows:

1. Customer emails about the project requirements along with necessary documents (floor plans, furniture details, plantation details, etc.)

2. Our quote is submitted to the customer for approval.

3. Upon approval of pricing and terms service agreement is signed and the work for architectural rendering/animation is commenced.

4. Beta architectural renderings/animations are sent to customer for approval/checking.

5. If there are any improvements suggested then the same are carried out and another Beta version submitted to customer.

6. Above operation is completed till 100% satisfaction is achieved (usually 2 - 3 rounds are required).

7. Final high resolution architectural animation movies/still images are delivered after the beta animation movie/still images are approved.

8. An invoice for the job is submitted.

9. Payment received by money order, bank to bank transfer, check, etc.

pg. 34

We expect to have at least 3 customers per month. However, we cannot guarantee that we will be able to find successful contracts with architects, builders, advertising agencies, interior designers, home renovators, home owners and various sectors which have need of 3D visualization in Canada, in which case our business may fail and we will have to cease our operations.

Competition

In Canada only there are over 40 companies (http://www.canadianbusinessdirectory.ca/category.php?cat=140) providing 3D rendering, animation and architectural visualization services. Some of them specialize in still images and composites for architects, designers and promoters, interactive web models, and DVD production, while others work specifically in the field of 3D renderings and walk-through for commercial, industrial, institutional and residential projects. Some of the well known Canadian visualization studios are:

Vectorandshift3D (http://www.vectorandshift3d.com/)

Creapix (http://www.creapix.ca/)

Zerofractal (http://www.zerofractal.com/)

MD Image Design (http://www.mdimagedesign.com/)

Our competitors will include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Agreement

On May 19, 2010 Service Agreement was signed with “SCT”, Canada based company.

The agreement with SCT contains the following material terms:

1. LOTON, CORP will create an animation of no less than 40 seconds and no more than 60 seconds.  Animations will include, at a minimum, a 20 second exterior sequence and a 20 second interior sequence.

pg. 35

2.The animation will include all hardscape and landscape elements included in the CAD drawings.  All architectural details provided in the CAD drawings will be included in the animations.  Any details not provided in the original drawings, may be created later for inclusion in the final animation at a rate of $50/hr.

3.LOTON will provide the CLIENT with a draft version of the 40 second animation sequence to review.  LOTON will revise, within reason, any elements of the sequence which were overlooked or elements which do not conform to the architectural data provided.  Colors and textures may be altered after the draft animation submission, at the request of the CLIENT, at no additional charge.  The CLIENT may elect to make any changes to the design not specified in the CAD files at a cost of $ 50/hr.

4.LOTON will provide six (6) high-resolution still images of the final proposed construction up to 3000 pixels wide by up to 3000 pixels high.  LOTON will not be responsible for printing any images or for obtaining aerial photography for use in renderings.

5.Still renderings will include three (3) exterior views and three (3) interior views.

6.LOTON will provide the CLIENT with the following products as delivery on the professional services provided.

1. A 40 second animation sequence in the form of a DVD for viewing in all standard DVD players.

2. Six high-resolution still renderings of the proposed 2 story residential building in JPG format on a CD.

3. Pending any further contractual agreements the responsibility of LOTON will end at this point.

7.Total estimate price of $3,660 will comprise of the following:

20 sec interior walkthrough animation @ $60.00/per second

20 sec exterior walkthrough animation @ 60.00/per second

3 interior eye level still images (renderings)/ $210 each

3 exterior eye level still images (renderings)/ $210 each

pg. 36

Total fees will be payable as follows: 50% deposit (notice to proceed); final 50% payment is due upon presentation of production animation and still renderings. All payments shall be made to:

                                           LOTON, CORP at:

13499 Rue Huntington

Pierrefonds, QC H8Z1G3 Canada

8.Any government imposed taxes shall be added to the invoice for services under this Agreement.

The Canadian Goods and Services Tax (GST) is a multi-level value-added tax introduced in Canada on January 1, 1991. As of January 1, 2008, the GST rate is 5%.(5) and will be added to all Canadian orders.

(5) http://en.wikipedia.org/wiki/Goods_and_Services_Tax_(Canada)

9.LOTON reserves the right to renegotiate fixed fees to reflect changes in price indices and pay scales applicable to the period when services are, in fact, being rendered.

10.This Agreement and obligation to provide further service may be terminated by either party upon ten (10) days written notice in the event of substantial failure by the other party to perform hereof through no fault of the terminating party.

Initially, our director Mr. Kuznetsov will work with the current service agreement.  In the future we also expect Mr. Kuznetsov to work on other service agreements with Loton’s potential customers.

We cannot guarantee that we will be able to find successful contracts with Canadian architects, builders, advertising agencies, interior designers, home renovators, home owners and various sectors which have need of 3D visualization in Canada, in which case our business may fail and we will have to cease our operations.

Insurance

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

pg. 37

Employees; Identification of Certain Significant Employees.

     We are a development stage company and currently have no employees, other than our sole officer and director Alex Kuznetsov. We intend to hire additional employees on an as needed basis.

Offices

     Our office is currently located at 13499 Rue Huntington, Pierrefonds, QC H8Z1G3, Canada. Our telephone number is (438) 8701351, our fax number is (450) 9881288.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

MANAGEMENT

Officers and Directors

     Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Alex Kuznetsov	27	President, Principal Executive Officer, Secretary,
13499 Rue Huntington		Treasurer, Principal Financial Officer, Principal
Pierrefonds QC H8Z1G3		Accounting Officer and sole member of the Board of
Canada		Directors.

 The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Biographical Information and Background of officers and directors

      Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

pg. 38

      Mr. Kuznetsov has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on December 28, 2009.

Since January, 2005 until March, 2007 Mr. Kuznetsov worked for Quadra Stone, a marble and granite manufacturer. In April, 2007 Mr. Kuznetsov started his studies at British Columbia Institute of Technology (BCIT), 3D Animation program. After completing a 1year diploma program in April of 2008, Mr. Kuznetsov went on working for a visual effects company CIS Vancouver doing rendering for films like “Tropic Thunder”, “Changeling”, and others. In August, 2008, Mr. Kuznetsov opened his own company Cophenetic Distance, working as a web developer and a graphic artist. In August of 2009 Mr. Kuznetsov accepted the position of multimedia developer at Echo-Stream (www.echo-stream.com). Mr. Kuznetsov is currently employed by Echo-Stream company, a web design and development studio  based in Montreal, that provides custom website design, web programming, web marketing, 3D Modeling & Animation, creative phone games while doing freelance projects and consulting for Cophenetic Distance.

Mr. Kuznetsov intends to devote close to 30% (12 hours /week) of his time to planning and organizing activities of Loton, Corp.

During the past five years, Mr. Kuznetsov has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Kuznetsov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Kuznetsov’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

pg. 39

Conflicts of Interest

     The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending April 30, 2010 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Alex	2009	0	0	0	0	0	0	0	0
Kuznetsov	2010	0	0	0	0	0	0	0	0
President

We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Mr. Kuznetsov will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

     The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

pg. 40

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Alex Kuznetsov	2009	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Alex Kuznetsov	4,000,000	100%	4,000,000	57.14%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Kuznetsov is the only "promoter" of our company.

pg. 41

Future sales by existing stockholders

     A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

pg. 42

Preferred Stock

 Currently no preferred shares are issued and outstanding.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 57.14% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     We do not have a Transfer Agent.

pg. 43

CERTAIN TRANSACTIONS

     In April 2010, we issued a total of 4,000,000 shares of restricted common stock to Alex Kuznetsov, our sole officer and director in consideration of $4,000.

     Further, Mr. Kuznetsov has advanced funds to us. As of April 30, 2010, Mr. Kuznetsov advanced us $199. Mr. Kuznetsov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Kuznetsov. Mr. Kuznetsov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Kuznetsov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Kuznetsov or the repayment of the funds to Mr. Kuznetsov. The entire transaction was oral.

LITIGATION

     We are not currently a party to any legal proceedings. Our address for service of process is at 375 North Stephanie St, Suite 1411, Henderson, Nevada 89014-8909.

EXPERTS

Our financial statements for the period from inception to April 30, 2010, included in this prospectus have been audited by De Joya Griffith and Company, LLC as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Legal counsel has provided an opinion on the validity of our common stock. We have retained them solely for the purpose of providing this opinion and for a review of our registration statement.

pg. 44

FINANCIAL STATEMENTS

     Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on a quarterly basis; the statements will be audited by a firm of Certified Public Accountants.

     Our financial statements from inception (December 28, 2009) to April 30, 2010, immediately follow:

pg. 45

Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Loton Corp.

Pierrefonds, QC, Canada

We have audited the accompanying balance sheet of Loton Corp. (A Development Stage Company) as of April 30, 2010, and the statements of operations, stockholders’ equity and cash flows from Inception (December 28, 2009) through April 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Loton Corp. (A Development Stage Company) as of April 30, 2010, and the results of its operations and cash flows from Inception (December 28, 2009) through April 30, 2010, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and the Company has not generated any revenue since inception, which all raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

May 12, 2010

pg. 46

LOTON, CORP (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET (Audited)
APRIL 30, 2010
ASSETS
Current Assets
Cash	$ 3,991
Total current assets	3,991
Total assets	$ 3,991
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Advance from related parties	$ 199
Total current liabilities	199
Total liabilities	199
Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000
Deficit accumulated during the development stage	(208)
Total stockholders’ equity	3,792
Total liabilities and stockholders’ equity	$ 3,991
The accompanying notes are an integral part of these financial statements. F-2

pg. 47

LOTON, CORP (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS (Audited)
From Inception (DECEMBER 28, 2009) to APRIL 30, 2010
Revenues	$ -
Expenses
General and administrative expenses	208
Net loss from operations	(208)
Net loss	$ (208)
Loss per common share – Basic	$ (0.00)
Weighted Average Number of Common Shares Outstanding-Basic	322,580
The accompanying notes are an integral part of these financial statements. F-3

pg. 48

LOTON, CORP (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ EQUITY From Inception (DECEMBER 28, 2009) to APRIL 30, 2010 (Audited)
	Number of Common Shares	Amount	Deficit accumulated During development stage	Total
Balance at inception	-	$ -	$ -	$ -
April 21 , 2010
Common shares issued for cash at $0.001	4,000,000	4,000	-	4,000
Net loss			(208)	(208)
Balance as of April 30, 2010	4,000,000	$ 4,000	$ (208)	$ 3,792
The accompanying notes are an integral part of these financial statements. F-4

pg. 49

LOTON, CORP (A DEVELOPMENT STAGE COMPANY) SATEMENT OF CASH FLOWS (Audited)
From Inception (DECEMBER 28, 2009) to APRIL 30, 2010
Operating Activities
Net loss	$ (208)
Net cash used in operating activities	(208)
Financing Activities
Loans from related parties - Directors and stockholders	199
Sale of common stock	4,000
Net cash provided by financing activities	4,199
Net increase in cash and equivalents	3,991
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 3,991
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Activities	$ -
The accompanying notes are an integral part of these financial statements. F-5

pg. 50

LOTON, CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2010

(Audited)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Loton, Corp was founded in the State of Nevada on December 28, 2009. We are a Montreal-based 3D studio and intend to provide 3D rendering, animation and architectural visualization services to architects, builders, advertising agencies, interior designers, home renovators, home owners and various sectors which have need of 3D visualization in North America. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification (“FASB ASC”) 915-205 "Development-Stage Entities.”  Since inception through April 30, 2010, the Company has not generated any revenue and has accumulated losses of $208.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $208 as of April 30, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

Cash and Cash equivalents

For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

pg. 51

LOTON, CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2010

(Audited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Accounting Standards Codification (lly accepted accounting principles requires management to make estimates and assumptions that affect the reported amount United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “FASB ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

pg. 52

LOTON, CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2010

(Audited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

The Company has adopted Accounting Standards Codification No. 360 (“ASC-360”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC-360 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC-730”), “Research and Development”. Under ASC-730, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred.  Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures $0 the period from inception (December 28, 2009) to April 30, 2010.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, REVENUE RECOGNITION, ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended April 30, 2010.

Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

pg. 53

LOTON, CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2010

(Audited)

NOTE 3 - COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

On April 21, 2010, the Company issued 4,000,000 shares of common stock at a price of $0.001 per share, to its sole Director, for total cash proceeds of $4,000.

NOTE 4 –RELATED PARTY

The Director loaned $199 to the Company.  The amount is due on demand, non-interest bearing and unsecured.

NOTE 5 - INCOME TAXES

As of April 30, 2010, the Company had net operating loss carry forwards of $208 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at April 30, 2010

2010
Deferred tax assets:
Net operating loss carry forward	$ 208
Total deferred tax assets	73
Less: valuation allowance	(73)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of April 30, 2010 was $73. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of April 30, 2010.

Reconciliation between the statutory rate and the effective tax rate is as follows at April 30, 2010:

2010
Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%
Effective tax rate	-%

pg. 54

[Back Page of Prospectus]

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

LOTON, CORP

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2010, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

pg. 55

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$6.42
Printing and Office Expenses	$93.58
Accounting Fees and Expenses	$500.00
Auditors Fees ad Expenses	$3,500.00
Legal Fees and Expenses	$2,500.00
Transfer Agent Fees	$1,000.00
EDGAR Agent Fees	$400.00
TOTAL	$8,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Loton, Corp’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Loton, Corp, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Alex Kuznetsov	April 21, 2010	4,000,000	$4,000.00

     We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

pg. 56

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated May 19, 2010
23.1	Consent of De Joya Griffith and Company, LLC

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

pg. 57

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

pg. 58

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Montreal, Quebec on May 28, 2010.

LOTON, CORP

By:	/s/	Alex Kuznetsov
	Name:	Alex Kuznetsov
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alex Kuznetsov, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Loton, Corp, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Alex Kuznetsov
Alex Kuznetsov	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	May 28, 2010

pg. 59

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated May 19, 2010
23.1	Consent of De Joya Griffith and Company, LLC

pg. 60